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                                 EMPLOYMENT AGREEMENT
                                    (William Hill)


    AGREEMENT, made as of this ______ day of April, 1996, by and between OAO International Corporation, a Delaware corporation (the "Corporation"), and William Hill ("Employee").

                                W I T N E S S E T H :


    WHEREAS, the Corporation is engaged in the business of providing a full range of outsourcing, systems reengineering and systems integration services;

    WHEREAS, the Corporation desires to employ Employee as President and Chief Executive Officer of the Corporation in connection with the conduct of the business of the Corporation, and Employee desires to accept such employment on the terms and conditions herein set forth;

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

         1. Employment. The Corporation hereby employs Employee as its President and Chief Executive Officer, and Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth.

         2. Term. Unless terminated in accordance with the provisions of Paragraphs 5 or 6 hereof, the term of employment of Employee under this Agreement shall commence on the date hereof, and shall continue through December 31, 1997, and shall thereafter continue for successive one year terms unless terminated at the end of any such term by written notice given by either party to the other at least 90 days before the end of such term.

         3.   Office and Duties.


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              (a)  During the term hereof, Employee shall serve as President and Chief Executive Officer of the Corporation. Subject to the Bylaws of the Corporation and the direction of the Board of Directors of the Corporation, Employee shall perform such duties as are customary for a President and Chief Executive Officer of businesses in the United States similar in kind and size to the Corporation, and such other duties as may from time to time be assigned to him by the Directors of the Corporation.

              (b) During the term hereof, Employee shall use his best efforts to carry out his duties and responsibilities hereunder and devote his entire working time to the business and affairs of the Corporation and shall not, in any advisory or other capacity, work for any other individual, firm or corporation without first having obtained the written consent of the Corporation; provided, however, that Employee may engage in investment activities so long as they do not materially interfere with the performance of his duties hereunder.

              (c) During the term hereof, the principal place of employment of Employee shall be the Corporation's headquarters in Greenbelt, Maryland, or such other locations as may be selected for the Corporation's facilities, although it is understood that in connection with his duties under this agreement, Employee will be required to travel to and perform services at other locations.

              (d) Employee represents and warrants to the Corporation that he is not subject or a party to any employment agreement, non-competition covenant, non-disclosure agreement or other agreement, covenant, understanding or restriction which would prohibit Employee from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Employee by the Corporation.

              (e) Employee agrees to cooperate at the request of the Corporation in any efforts to obtain "key-man" life insurance on Employee's life.

         4. Compensation. As compensation for the services to be rendered hereunder by Employee, the Corporation agrees to pay or provide to Employee:


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              (a)  Salary.  A basic salary for such services at the annual rate of $150,000, payable in equal installments in accordance with the normal payroll policies of the Corporation. This rate of compensation shall be reviewed by the Board of Directors at least once per fiscal year and may be increased above $150,000, but may not be reduced below it during the term hereof.

              (b) Bonus. For 6 month period ended March 31, 1996, Employee shall be entitled to an incentive bonus in a maximum amount of $80,000, which shall be deemed earned and shall be paid in six equal installments over the period April 1, 1996 through September 30, 1996. For the 9 month period from April 1,1996 through December 31, 1996, Employee shall be entitled to an incentive bonus in a maximum amount of $90,000, subject to the achievement of certain milestones determined by the Compensation Committee of the Board of Directors as set forth in Exhibit B-1. For 12 month period ending December 31, 1997, Employee shall be entitled to an incentive bonus in a maximum amount of $210,000, subject to the achievement of certain milestones determined by the Compensation Committee of the Board of Directors as set forth in Exhibit B-2.

              (c) Benefits. For the term hereof, and thereafter to the extent provided in Exhibit A, the Corporation shall provide Employee with the benefits (the "Benefits")specified or referred to in Exhibit A.

                        5.   Death and Disability.

              (a) The term of employment of Employee shall terminate forthwith in the event of the death of Employee, or, at the option of the Corporation, in the event of physical or mental incapacity or disability which renders him unable, with reasonable accommodation, to perform the services required of him under this Agreement ("Disability") for a period of 90 consecutive days or for one hundred eighty (180) days or more during any period of twelve (12) consecutive months. Such Disability shall be subject to verification by a qualified physician if requested by Employee. During any period of Disability prior to termination, Employee shall continue to be compensated as provided herein (less any payments due Employee under disability benefit programs paid for by

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the Corporation including Social Security disability, worker's compensation and disability or retirement benefits).

              (b) In the event of the death of Employee during the term of employment or in the event of the termination of this Agreement by the Corporation because of the Disability of Employee, Employee shall be entitled to receive the compensation specified in Paragraphs 4(a)and 4(b) earned by Employee through the date of death or termination. The Corporation thereafter shall have no further obligations under this Agreement except for its obligations to pay any Benefits as specified in Exhibit A.

         6.   Termination of Employment.

              (a) The Corporation may terminate this Agreement with cause immediately upon written notice to Employee. "Termination for cause" shall mean discharge by the Corporation on the following grounds:

                   (i) Employee's conviction in a court of law of any crime or offense, which conviction makes him unfit for continuing employment, prevents him from effective management of the Corporation or materially adversely affects the reputation or business activities of the Corporation.

                   (ii) Dishonesty or willful misconduct which materially, adversely affects the reputation or business activities of the Corporation and which continues after written notice thereof to Employee, substance abuse for which Employee fails to undertake and maintain treatment after 15 days after requested by the Corporation, or misappropriation of funds.

                   (iii) Employee's continuing material failure or refusal to perform his duties in accordance with the terms of this Agreement or to carry out in all material respects the lawful directives of the Board of Directors; provided that discharge pursuant to this subparagraph (iii) shall constitute discharge for cause only if Employee has first received written notice from the Board of Directors of the Corporation stating with specificity the nature of such failure or refusal and, if requested by Employee within 10 days thereafter, Employee is afforded a reasonable opportunity to be heard before the Board; provided further, that if there are no other grounds for termination for cause and there have been no previous grounds for termination for

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cause during the term of this Agreement, after receipt of such notice Employee shall have a one-time opportunity to cure or remedy such failure or refusal and if so cured or remedied termination for cause may not occur as to that particular failure or refusal.

    Upon such termination for cause, Employee shall lose all right, title and interest in and to all payments required to be made in accordance with the provisions of this Agreement, and the Corporation shall have no further obligation to Employee hereunder, except for compensation pursuant to Paragraph 4(a) to which Employee is entitled through the date of termination or any Benefits that may have accrued.

              (b) The Corporation may terminate the Employee without cause at any time. In the event of termination of Employee without cause, the Corporation shall pay or provide to Employee (in addition to the salary, bonus, Benefits and other compensation to which Employee shall be entitled or shall have earned pursuant to Paragraph 4 hereof through the date of such termination), (i) the basic salary pursuant to the provisions of Paragraph 4(a) hereof for the remainder of the then term of this Agreement and such additional period as the non-competition provisions of Paragraph 7(a) shall be in effect, payable as provided herein, and (ii) the medical and health insurance coverage which are part of the Benefits for the remainder of the then term of this Agreement.

              (c) Employee may terminate this Agreement by resignation and giving the Corporation three (3) months' notice. The Corporation can waive this notice and agree with Employee to an earlier termination date. Upon termination by Employee, all obligations of the Corporation, including any obligations as to Benefits and any bonus payments, and Employee under this Agreement will cease as of the date of final termination, except Employee's obligations under Paragraphs 7 and 8 will survive.

         7.   Restrictive Covenants and Confidentiality; Injunctive Relief.

              (a) Employee agrees, as a condition to the Corporation agreeing to employ Employee and to the performance by the Corporation of its obligations hereunder, particularly its

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obligations under Paragraph 4 hereof, that during the term of this Agreement and any renewals and extensions hereof and for a period of one (1) year thereafter, or such lesser term, but not less than 6 months, as the Board of Directors may determine within 60 days of any such termination, Employee shall not, without prior written approval of the Board of Directors of the Corporation, directly or indirectly through any other person, firm or corporation, whether individually or in conjunction with any other person, or as an employee, agent, consultant, representative, partner or holder of any interest in any other person, firm, corporation or other association: (i) solicit, entice or induce any Customer
(as defined below) to become a client, customer, OEM, distributor or reseller of any other person, firm or corporation with respect to products and/or services then sold or under development by the Corporation or to cease doing business with the Corporation, and Employee shall not approach any such person, firm or corporation for such purpose or authorize or knowingly approve the taking of
such actions by any other person; or (ii)   solicit, entice or induce any
person who presently is or at any time during the term hereof shall be an employee of the Corporation to become employed by any other person, firm or corporation or to leave their employment with the Corporation, and Employee shall not approach any such employee for such purpose or authorize or knowingly
approve the taking of such actions by any other person.    For purposes of this
Paragraph 7, a Customer means any person or entity which at the time of determination shall be, or shall have been within two years prior to such time, a client, customer, OEM, distributor or reseller of the Corporation.

              Nothing in the foregoing shall prohibit Employee from investing in the securities of any corporation having securities listed on a national securities exchange, provided that such investment does not exceed 5% of any class of securities of any corporation engaged in business in competition with the Corporation, and provided that such ownership represents a passive investment and that neither Employee nor any group of persons including him, in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

              (b) Employee acknowledges that during the term of his employment, he will have access to confidential information of

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the Corporation, including information about "Developments" (as defined in
Paragraph 8 below), business plans, costs, customers, profits, markets, sales, products, key personnel, pricing policies, operational methods and other business affairs and methods and other information not available to the public or in the public domain (hereinafter referred to as "Confidential Information"). In recognition of the foregoing, Employee covenants and agrees that, except as required by his duties to the Corporation, Employee will keep secret all Confidential Information of the Corporation and will not, directly or indirectly, either during the term of his employment hereunder or at any time thereafter while such Confidential Information remains confidential, disclose or disseminate to anyone or make use of, for any purpose whatsoever except for the benefit of the Company in the course of his employment, any Confidential Information, and upon termination of his employment, Employee will promptly deliver to the Corporation all tangible materials and objects containing Confidential Information (including all copies thereof, whether prepared by Employee or others) which he may possess or have under his control. The term "Confidential Information" shall not include any information which can be demonstrated (i) to be generally known in the industry or to the public other than through breach of Employee's obligations hereunder, (ii) to have been in Employee's possession prior to his employment with the Corporation and not assigned to the Corporation, or (iii) to have been disclosed to Employee by an independent third party not under any obligation of confidentiality.

              (c) Employee represents (i) that his experience and capabilities are such that the restrictions contained herein will not prevent him from obtaining employment or otherwise earning a living at the same general economic benefit as reasonably required by him and (ii) that he has, prior to the execution of this Agreement, reviewed this Agreement thoroughly with his legal counsel.

              (d) Employee acknowledges that the restrictions contained in this Paragraph 7 are reasonable and necessary to protect the legitimate business interests of the Corporation and that the Corporation would not have entered into this Agreement in the absence of such restrictions. By reason of the foregoing,

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Employee agrees that if he violates any of the provisions of this Paragraph 7, the Corporation would sustain irreparable harm and, therefore, irrevocably and unconditionally (i) agrees that in addition to any other remedies which the Corporation may have under this Agreement or otherwise, all of which remedies shall be cumulative, the Corporation shall be entitled to apply to any court of competent jurisdiction for preliminary and permanent injunctive relief and other equitable relief, (ii) that such relief and any other claim by the Corporation pursuant hereto may be brought in the United States District Court for the District of Delaware, or if such court does not have subject matter jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Delaware; (iii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iv) waives any objection which Employee may have to the laying of venue of any such suit, action or proceeding in any such court. Employee also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions hereof. In the event that any of the provisions of this Paragraph 7 hereof should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

              (e) Employee agrees that the Corporation may provide a copy of this Paragraph 7 to any business or enterprise (i) which the Employee may directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing, or control of, or (ii) with which he may be connected with as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he may use or permit his name to be used; provided, however, that this provision shall not apply as to subparagraph (a) or (b) after expiration of the time periods set forth therein or with respect to any activities, entities or persons excluded by the terms hereof. Employee will provide the names and addresses of any of such persons or entities as the Corporation may from time to time reasonably request.

              (f) In the event of any breach or violation of the restriction contained in subparagraph (a) above, the period therein specified shall abate during the time of any violation thereof and

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that portion remaining at the time of commencement of any violation shall not begin to run until such violation has been fully and finally cured.

         8. Ownership of Inventions and Ideas. Employee acknowledges that the Corporation shall be the sole owner of all the results and proceeds of Employee's service hereunder, including but not limited to, all patents, patent applications, patent rights, formulas, copyrights, inventions, developments, discoveries, other improvements, data, documentation, drawings, charts, and other written, audio and/or visual materials relating to equipment, methods, products, processes, or programs in connection with or useful to the Corporation's business (collectively, the "Developments") which Employee, by himself or in conjunction with any other person, may conceive, make, acquire, acquire knowledge of, develop or create during the term of Employee's employment hereunder, free and clear of any claims by Employee (or any successor or assignee of him) of any kind or character whatsoever other than Employee's right to compensation hereunder. Employee acknowledges that all copyrightable Developments shall be considered works made for hire under the Federal Copyright Act. Employee hereby assigns and transfers his right, title and interest in and to all such Developments, and agrees that he shall, at the request of the Corporation, execute or cooperate with the Corporation in any patent applications, execute such assignments, certificates or other instruments, and do any and all other acts, as the Board of Directors of the Corporation from time to time reasonably deems necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend the Corporation's right, title and interest in or to any such Developments.

         9. Survival. The provisions of Paragraphs 7 and 8 shall survive the termination of this Agreement for any reason whatsoever.

         10. Dispute Resolution.

         (a) Good-Faith Negotiations. If any dispute arises under this Agreement that is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such

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dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. If the parties are unable to resolve the dispute between them within 20 business days (or such period as the parties shall otherwise agree) through these face-to-face negotiations, then the controversy or claim shall be settled by arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of Delaware. The arbitration shall be conducted at the Association's regional office located closest to Employer's principal place of business by one arbitrator experienced in employment matters. Judgment upon the arbitrator's award may be entered and enforced in any court of competent jurisdiction. Neither party shall institute a proceeding hereunder unless at least 10 days prior thereto such party shall have given written notice to the other party of its intent to do so.

         (b) Notwithstanding the foregoing, the Employer shall not be precluded hereby from securing equitable remedies in courts of any jurisdiction, including, but not limited to, temporary restraining orders and preliminary injunctions to protect its rights and interests but shall not be sought as a means to avoid or stay arbitration.

11. Miscellaneous.

              (a) Any notice authorized or required to be given or made by or pursuant to this Agreement shall be made in writing and either personally delivered or mailed by overnight express mail to the respective address of the party to receive such notice, which address is the one designated below the name of such party on the signature page hereof, or to such other address as a party may specify by notice to the other parties hereto.

              (b) This Agreement cancels and supersedes any and all prior agreements and understandings between or among any or all of the parties hereto with respect to the employment by or obligations of Employee to any thereof, including the employment agreement, dated June 5, 1992, between Employee and OAO Corporation. This Agreement constitutes the entire agreement among the parties with respect to the matters herein provided, and no

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modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto.

              (c) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Employee.

              (d) Employee agrees that the obligations of the Corporation hereunder shall be limited to the Corporation only, and Employee agrees that he shall not bring any claim or suit against any director or shareholder of the Corporation or any other person other than the Corporation for any breach or default by the Corporation of its obligations hereunder.

              (e) If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

              (f) No remedy conferred upon any party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by any party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the party possessing the same from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

              (g) This Agreement may be executed in several counterparts, each of which is an original. It shall not be

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necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

              (h) In the event of a lawsuit or arbitration by either party to enforce any provisions of this Agreement, the prevailing party shall be entitled to recover reasonable costs, expenses and attorney's fees from the other party.

         12. Controlling Law. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

    IN WITNESS WHEREOF, Employee has hereunto set his hand and the Corporation has caused this instrument to be duly executed as of the day and year first above written.


Witness:                     Employee:


_________________________    _________________________
                             William Hill
                             7300 Greenway Center
                             Greenbelt, MD 20770-3585


Attest:
                             OAO International Corporation


_________________________    By:______________________
Secretary                            Title:
                             7300 Greenway Center
                             Greenbelt, MD 20770-3585


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                                      Exhibit A
                                       Benefits

1. Group Insurance. The Corporation shall provide to Employee and his family the group life, health, dental and disability insurance coverage that the Corporation makes available to its most senior executives from time to time. Unless Employee resigns or is terminated for cause pursuant to Section 6(a) of this Agreement, such coverage shall be continued by the Corporation at no expense to Employee for a period of 180 days after the end of the term of employment. For purposes of this Exhibit A, the term " family" shall mean the spouse of the Employee and his dependent children who may be insured from time to time as dependents under such policies of the Corporation.

2. Automobile. Employee shall be entitled to the use of that certain Lexus automobile currently being used by Employee. Employee shall be responsible for the payment of all maintenance, repairs, gasoline and other reasonable and necessary costs incident to the operation of such automobile except for insurance which will be paid for by the Corporation.

3. Expenses. It is contemplated that, in connection with his employment hereunder, Employee may be required to incur reasonable business, entertainment and travel expenses. The Corporation agrees to reimburse Employee in full for all such reasonable and necessary business, entertainment and travel expenses incurred or expended by him in connection with the performance of his duties hereunder; provided Employee submits to the Corporation vouchers or expense statements satisfactorily evidencing such expenses as may be reasonably required by the Corporation and such expenses are in accordance with any corporate policy with respect thereto.

4. Vacation. Employee shall be entitled to a paid vacation (taken consecutively or in segments) of 4 weeks during each fiscal year, adjusted pro rata for any partial fiscal year during the term hereof. Such vacation may be taken at such times as is reasonably consistent with proper performance by Employee of his duties and responsibilities hereunder.


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5.  Other Benefits.  Nothing contained herein shall be deemed to limit or affect the right of Employee to receive additional bonuses or other forms of additional compensation or to participate in any retirement, disability, profit sharing, stock option, cash or stock bonus or other plan or arrangement, or in any other benefits now or hereafter provided by the Corporation for its employees or executives at the sole discretion of the Board of Directors of the Corporation.


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